TATA MOTORS LIMITED
                       BOMBAY HOUSE, 24 HOMI MODY STREET,
                                 BOMBAY 400 001

                                                                  March 20, 2006

To,

Citibank, N.A.
ADR Department
388 Greenwich Street, 14th Floor
New York, New York 10013

      Re: Tata Motors Limited (the "Company') -- American Depositary Receipt Facility

Ladies and Gentlemen:

            We refer to the Amended and Restated Deposit Agreement, dated as of September 27, 2004, among the Company, Citibank, NA., as Depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (the "Deposit Agreement"). Terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Deposit Agreement.

            This Letter Agreement will confirm our understanding and agreement as follows:

            1. Deposit of Shares. The Company and the Depositary hereby agree that the ordinary shares of the Company, par value Rs.10 per share (the "Shares"), to be delivered upon conversion of the Zero Coupon Convertible Notes due 2011 (the "Notes") initially offered and sold outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Acti+/-), pursuant to the Purchase Agreement, dated February 16, 2006 between the Company and the Initial Purchaser named therein (the "Purchase Agreement") may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof. The Company hereby confirms that
(x) the Shares to be deposited with the Custodian upon conversion of the Notes
(i) have been duly authorized and will be validly issued, fully paid and non-assesable, (ii) will rank pari passu in all respects with and will be fully fungible (including with respect to listing, trading and settlement in India) with the Shares then on deposit with the Custodian under the Deposit Agreement,
(iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian and (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and will not be stripped on any rights or entitlements, and (y) there are no preemptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon conversion of the Notes.

            2. Issuance of ADSs. The Company and the Depositary hereby agree to the Depositary issuing ADSs against the deposit of Shares to be delivered upon conversion of the Notes subject to compliance with the terms and conditions of the Deposit Agreement, including, without limitation, receipt by the Depositary of applicable deposit fees.

            3. Delivery of ADSs. The Depositary hereby agrees to deliver ADSs representing such Shares in accordance with the Deposit Agreement upon receipt of the opinions referred in Section 5 below.

            4. Representations and Warranties. The Company hereby represents and warrants to the Depositary that (i) the terms of the Purchase Agreement provide that the Notes will be resold by Initial Purchaser named in the Purchase Agreement in accordance with Regulation S under the Securities Act, (ii) it will deposit Shares upon conversion of the Notes only after (x) completion of the applicable listing requirements of the applicable Indian exchanges, (y) receipt of confirmation that such Shares are tradable on such exchanges and (z) receipt of a conversion notice from the converting holder of the Notes (or its representative) in which the converting holder certifies, inter alia, that it
(i) is not an "affiliate" of the Company or a person acting on behalf of such an affiliate, and (ii) it is not in the business of buying or selling securities or, if it is in such business, it did not acquire the Notes from the Company (or any of the Company's affiliates) in the initial distribution thereof.

            5. Opinions. Upon issuance of the Notes, the Company shall provide the Depositary with (i) an opinion of its Indian counsel reasonably satisfactory to the Depositary which addresses, among other things, that this letter agreement is enforceable, all consents and approvals necessary under Indian law for issuance and deposit of the Shares with the Custodian have been obtained, such Shares are duly authorized, and, at the time ADSs are issued in respect thereof, such Shares will be validly issued, fully paid and non-assessable and any preemptive or other similar rights with respect thereto will have been validly waived or exercised and (ii) an opinion of its U.S. counsel which addresses, among other things, that no registration under the Securities Act of
(x) the Notes is required in connection with their distribution as contemplated in the Purchase Agreement (y) the issuance and delivery of Shares or ADSs upon conversion of the Notes.

            6. Depositary Fees. The Company and the Depositary agree that the Depositary shall, as contemplated in the Deposit Agreement, be authorized to charge the person receiving the ADSs issued in connection with a conversion of Notes a depositary fee of up to US$5.00 per 100 ADSs (or fraction thereof) issued.

            7. Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon conversion of Notes, and the Depositary shall not be required to accept under any circumstances (a) any fraction of a

Share nor (b) a number of Shares which upon application of the ADS to Shares ratio would give rise to a fraction of an ADS.

            8. Two-way Fungiblity Limits. The Company confirms that the issuance and deposit of the Shares with the Custodian upon conversion of Notes will increase, to the extent of such deposits, the numerical limitations set forth in the Operative Guidelines for the Limited Two-Way Fungibility of ADRs/GDRs under the "Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) Scheme, 1993" issued by the Reserve Bank of India.

            9. F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) in respect of the ADSs.

            10. Miscellaneous.

            (a) The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

            (b) The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

            (c) This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

            (d) This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

            (e) This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

            (f) This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

            Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

                                        TATA MOTORS LIMITED


                                        By: /s/ Praveen P. Kadle
                                            ---------------------------
                                            Name: Praveen P. Kadle
                                            Title: Executive Director

Accepted and Agreed
as of the date first written above

CITIBANK, N.A.,
as Depositary


By:
    ------------------------------
    Name:
    Title:

            Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

                                        TATA MOTORS LIMITED

                                        By:
                                            ---------------------------
                                            Name:
                                            Title:

Accepted and Agreed
as of the date first written above

CITIBANK, N.A.,
as Depositary


By: /s/ Susan A. Lucanto
    ------------------------------
    Name: Susan A. Lucanto
    Title: Vice President


                                      -4-